                                                                    Exhibit 99.1

DEL
Global
Technologies
Corp.

                              FOR IMMEDIATE RELEASE

                          DEL GLOBAL TECHNOLOGIES CORP.
                    REGISTRATION STATEMENT DECLARED EFFECTIVE

      FRANKLIN PARK, IL, January 30, 2007 -- DEL GLOBAL TECHNOLOGIES CORP.
(DGTC) ("Del Global" or the "Company") today announced that the Registration
Statement for its previously announced common stock Rights Offering was declared effective on January 30, 2007 by the Securities and Exchange Commission (the
"SEC").

      Under the terms of the Rights Offering described in the prospectus contained in the Registration Statement, the Company will distribute non-transferable subscription rights to purchase up to an aggregate of
11,660,524 shares of the Company's common stock, par value $0.10 per share (the
"Common Stock"), to persons who own shares of the Common Stock as of the close of business on February 5, 2007, the Record Date for the Rights Offering.

      Each holder of record as of the close of business on the Record Date will receive one subscription right for each share of the Common Stock owned at the close of business on the Record Date.

      Each subscription right entitles the holder to purchase one share of common stock at a purchase price of $1.05 per share, which is the basic subscription privilege. The Company's stockholders who exercise their basic subscription privilege in full will also be entitled to purchase additional shares pursuant to an over-subscription privilege to the extent there are shares that have not been subscribed for by other holders pursuant to their basic subscription privileges. The Company reserves the right to limit the exercise of rights by certain stockholders so as to not jeopardize or endanger the availability of the Company's net operating loss carryforwards under Section 382 of the Internal Revenue Code.

      The Company expects to mail as soon as practicable a prospectus and other items necessary for exercising the rights to holders of the Common Stock as of the close of business on the Record Date. The prospectus will contain a description of the Rights Offering and other information. Questions from stockholders regarding the Rights Offering or requests for additional copies of the prospectus or other offering materials may be directed to the subscription and information agent for the Rights Offering, Mellon Investor Services LLC, at
(800) 522-6645.

      The subscription rights will be exercisable until 5:00 p.m. Eastern time, on February 28, 2007, the Expiration Date for the Rights Offering, unless the
Company extends the Rights Offering. The Company reserves the right to amend, modify, or terminate the Rights Offering at any time prior to the Expiration
Date, for any reason.

Del Global Technologies Corp.

January 30, 2007

      This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

      Statements in this release that express a belief, expectation or intention, as well as those which are not historical fact, are forward looking.
They involve a number of risks and uncertainties, which may cause actual results to differ materially from such forward-looking statements. For more information about these risks and uncertainties, please refer to the Registration Statement, which is available in the Company's January 26, 2007 filing on Form S-3/A, the
Company's annual report on Form 10-K for the fiscal year ended July 29, 2006, and other filings with the SEC (many of which are available on the SEC's web site at WWW.SEC.GOV).

ABOUT DEL GLOBAL TECHNOLOGIES

      Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary applications through the Del Medical Systems
Group. Through its U.S. based Del Medical Imaging Corp. and Milan, Italy based
Villa Sistemi Medicali S.p.A. subsidiaries the Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. Through its RFI subsidiary, Del
Global manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications. The company's web site is www.delglobal.com.

DEL GLOBAL TECHNOLOGIES CORP.:                     MEDIA RELATIONS:
James A. Risher                                    M. Thomas Boon
Chief Executive Officer                            VP Global Sales and Marketing
(847) 288-7065                                     (847) 288-7023

Mark A. Zorko
Chief Financial Officer
(847) 288-7003

THE EQUITY GROUP INC.
Devin Sullivan
Senior Vice President
(212) 836-9608